10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
California Muni Bond Fund
Security
State of California
Advisor
EIMCO
Transaction Date
3/25/2009
Cost
"$5,000,000"
Offering Purchase
0.13%
Broker
Merrill Lynch
Underwriting Syndicate Members
Merrill Lynch & Co
Citi
Wells Fargo Institutional Securities
"Wachovia Bank, NA"

Fund
California Muni Bond Fund
Security
State of California
Advisor
EIMCO
Transaction Date
4/11/08
Cost
"11,000,000"
Offering Purchase
0.85%
Broker
Lehman Brothers
Underwriting Syndicate Members
Morgan Stanley

Fund
Pennsylvania Muni Bond Fund
Security
Pennsylvan ia Turnpike Commission
Advisor
EIMCO
Transaction Date
4/18/08
Cost
"$15,000,000"
Offering Purchase
6.06%
Broker
Citigroup
Underwriting Syndicate Members
Citi